EXHIBIT 4.2
       MACDERMID'S CREDIT AGREEMENT - SIXTH AMENDMENT WITH BANK OF AMERICA
                                 SIXTH AMENDMENT
This  SIXTH  AMENDMENT  (this  "Amendment")  to the Credit Agreement (as defined
                                ---------
below) is entered into as of November 9, 2001 by and among MacDERMID INCORPORATED, a Connecticut corporation (the "Company"), the several financial
                                                -------
institutions party hereto (collectively, with Bank of America, N.A., the "Lenders"; individually a "Lender"), BANK OF AMERICA, N.A., as letter of credit
       -                    ------
issuing bank, swing line lender and administrative agent for the Lenders (the "Administrative Agent") and BANC OF AMERICA SECURITIES, LLC, as lead arranger
 --------------------
and book manager. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as defined below).
PRELIMINARY  STATEMENTS:
(1) The Company, the Lenders from time to time party thereto and the Administrative Agent are party to the Second Amended and Restated Multicurrency Credit Agreement, dated as of October 25, 1998, amended and restated as of
December 15, 1998 and further amended and restated as of June 15, 1999 (as amended by the First Amendment dated as of September 24, 1999, the Second Amendment dated as of November 12, 1999, the Third Amendment and Waiver dated as of June 2, 2000, the Fourth Amendment dated as of December 19, 2000 and the Fifth Amendment dated as of May 25, 2001 and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Credit Agreement"); and
                                          -----------------
(2) The Company, the Administrative Agent and the Majority Lenders desire to make certain amendments to the Credit Agreement as specified below. NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows
     SECTION  1.     Amendments  to  Credit  Agreement
The Credit Agreement is hereby amended, effective as of the Sixth Amendment Effective Date in accordance with Section 4 hereof, as follows:
                                       ----------
1.1  New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by
     ---------------
adding  the  following  definitions  in  the  proper  alphabetical  location:
"Level  VI"  shall exist at any time the Leverage Ratio is equal to or less than
 ---------
2.5:1.0  but  greater  than  2.0:1.0.
"Level  VII" shall exist at any time the Leverage Ratio is equal to or less than
 ----------
2.0:1.0.
"Mortgage  Policies"  has  the  meaning  specified  in  Section  7.19(b).
 ------------------
"Mortgages"  has  the  meaning specified in Section 2(d) of the Sixth Amendment.
 ---------
"Permitted  Encumbrances"  has  the  meaning  specified  in  the  Mortgages.
 -----------------------
"Secured  Parties"  has  the  meaning  specified  in  the  Security  Agreement.
 ----------------
"Security  Agreement"  has  the  meaning  specified in Section 2(c) of the Sixth
 -------------------
Amendment.
"Sixth  Amendment" means that certain Sixth Amendment to this Agreement dated as
 ----------------
of  November  9,  2001.
"Sixth  Amendment  Effective  Date" has the meaning assigned to that term in the
 ---------------------------------
Sixth  Amendment.

1.2     Amended  Definitions.
        --------------------
     (a)     Aggregate  Revolving Loan Commitment.  The definition of "Aggregate
             ------------------------------------
Revolving Loan Commitment" is hereby deleted in its entirety and replaced with the following new definition:
"Aggregate  Revolving  Loan  Commitment"  means  the  aggregate  Revolving  Loan
 --------------------------------------
Commitments of the Lenders equal to One Hundred Seventy Five Million Dollars ($175,000,000), as the same may be reduced pursuant to Section 2.05.

     (b)     Applicable  Margin.  The  definition  of  "Applicable  Margin"  in
             -------------------
Section 1.01 of the Credit Agreement is hereby amended (i) by deleting the chart in its entirety and by adding the following new chart thereto:



Level  Base Rate Loans   Offshore Rate Loans   Commitment Fee
I                 2.00%                 3.00%            0.75%
II                1.75%                 2.75%            0.75%
III               1.25%                 2.25%            0.50%
IV                1.00%                 2.00%           0.375%
V                 0.75%                 1.75%           0.275%
VI                0.50%                 1.50%            0.25%
VII               0.25%                 1.25%            0.25%



and (ii) by deleting the first proviso thereto and substituting therefor the following: "provided, however, that the Applicable Margin shall be determined
             --------   -------
pursuant  to  the  most  recent  Compliance  Certificate;  and"
     (c)     Collateral  Documents.  The definition of "Collateral Documents" in
             ---------------------
Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:
"Collateral  Documents"  means,  collectively (if and when each such document is
 ---------------------
required to be executed and delivered hereunder), (a) each Credit Agreement Guaranty, the Pledge Agreements, the Security Agreement, the Mortgages and all other pledge agreements, security agreements, mortgages, guarantees and other similar agreements between a Borrower or its Subsidiaries and the Lenders or the Administrative Agent, for the benefit of the Secured Parties, now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against a Borrower or any of its Subsidiaries as debtor in favor of the Lenders or the Administrative Agent, for the benefit of the Secured Parties, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.
     (d)     Consolidated  EBIT.  The  definition  of  "Consolidated  EBIT"  in
             ------------------
Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:
"Consolidated EBIT" means, for any period, the sum of Consolidated Net Income of
 -----------------
the Company and its Consolidated Subsidiaries for such period, plus (i) to the extent incurred during such period by the Company and its Subsidiaries, any one-time non-cash charges not in excess of $30,000,000 in the aggregate for all test periods, (ii) to the extent incurred during such period by the Company and its Subsidiaries, any one-time non-cash charges not in excess of $40,000,000 in connection with the write down of intangible assets in the aggregate for all test periods, (iii) Consolidated Interest Expense, (iv) consolidated taxes of the Company and its Consolidated Subsidiaries for such period and (v) to the extent incurred during such period by the Company and its Subsidiaries, losses incurred in connection with the operations of Dynacircuits; provided, however,
                                                              --------  -------
that for all purposes for any businesses acquired (whether by purchase accounting or pooling accounting) during the period of determination, Consolidated EBIT for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the
-------   -------
Majority  Lenders,  the  Consolidated  EBIT  being added as a result of any such acquisition shall not exceed (a) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBIT of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBIT of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or (b) in the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBIT of the acquiree.
     (e)     Consolidated  EBITDA.  The  definition  of "Consolidated EBITDA" in
             --------------------
Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:
"Consolidated  EBITDA" means, for any period, the sum of Consolidated Net Income
 --------------------
of the Company and its Consolidated Subsidiaries for such period, plus (i) to the extent incurred during such period by the Company and its Subsidiaries and not for determination of the Leverage Ratio related to pricing Levels in the Applicable Margin definition, any one-time non-cash charges not in excess of $30,000,000 in the aggregate for all test periods, (ii) to the extent incurred during such period by the Company and its Subsidiaries, any one-time non-cash charges not in excess of $40,000,000 in connection with the write down of intangible assets in the aggregate for all test periods, (iii) Consolidated Interest Expense, (iv) consolidated depreciation and amortization expense, (iv) consolidated taxes of the Company and its Consolidated Subsidiaries for such period and (v) to the extent incurred during such period by the Company and its Subsidiaries, losses incurred in connection with the operations of Dynacircuits; provided, however, that for all purposes for any businesses acquired (whether by
--------  -------
purchase accounting or pooling accounting) during the period of determination, Consolidated EBITDA for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the
-------   -------
Majority  Lenders,  the  Consolidated EBITDA being added as a result of any such acquisition shall not exceed (a) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBITDA of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of
Consolidated EBITDA of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or (b) in the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBITDA of the acquiree.
     (f)     Eligible  Borrower.  The  definition  of  "Eligible  Borrower"  in
             ------------------
Section 1.01 of the Credit Agreement is hereby amended by (i) inserting immediately after the word "means" in the first sentence thereof the phrase "(i) the Company and (ii)" and (ii) inserting immediately after the phrase "and in each case" in the first sentence thereof the phrase "described in this clause
(ii)".
     (g)     GAAP.  The  definition  of  "GAAP"  in  Section  1.01 of the Credit
             ----
Agreement is hereby deleted in its entirety and replaced with the following new definition:
"GAAP"  means  U.S. generally accepted accounting principles set forth from time
 ----
to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U. S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that for purposes of all computations
                    --------   -------
required  to  be  made  with  respect to compliance by the Company with Sections
                                                                        --------
9.01,  9.02  and  9.03,  such  term  shall  mean  generally  accepted accounting
----   ----       ----
principles as in effect on the date of this Agreement applied in a manner consistent with those used in preparing the financial statements referred to in
Section 6.05(a), except that such computations shall give effect to the adoption of FAS 142 (Accounting for Goodwill and Intangible Assets) from and after the Sixth Amendment Effective Date.
     (h)     Pricing Levels.  The definitions of "Level", "Level I", "Level II",
             --------------
"Level  III",  "Level  IV",  and "Level V" are respectively deleted and replaced with  the  following  definitions:
"Level"  means,  and  includes, Level I, Level II, Level III, Level IV, Level V,
 -----
Level VI or Level VII, whichever is in effect at the relevant time. "Level I" shall exist at any time the Leverage Ratio is greater than 4.5:1.0.
 --------
"Level  II"  shall exist at any time the Leverage Ratio is equal to or less than
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4.5:1.0  but  greater  than  4.00:1.0.
"Level  III" shall exist at any time the Leverage Ratio is equal to or less than
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4.0:1.0  but  greater  than  3.5:1.0.
"Level  IV"  shall exist at any time the Leverage Ratio is equal to or less than
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3.5:1.0  but  greater  than  3.0:1.0.
"Level  V"  shall  exist at any time the Leverage Ratio is equal to or less than
 --------
3.0:1.0  but  greater  than  2.5:1.0.
     (i)     Subsidiary  Guarantor.  The definition of "Subsidiary Guarantor" in
Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:

"Subsidiary  Guarantor"  means, collectively, (a) each Domestic Subsidiary whose
 ---------------------
tangible assets or revenue constitutes 2% or more of the total tangible assets or the total revenue, as applicable, of the Company and its Subsidiaries taken as a whole and (b) to the extent required pursuant to Section 7.11, each Foreign
                                                      ------------
Subsidiary.
1.3     Section  2.01(c)(ii).  Section  2.01(c)(ii)  of  the Credit Agreement is
        --------------------
hereby amended by deleting the text thereof in its entirety and replacing it with the words "intentionally omitted".
1.4     Section 2.07 Termination of Commitments; Mandatory Prepayments of Loans;
        ------------------------------------------------------------------------
and  Mandatory  Commitment  Reductions.  Section 2.07 of the Credit Agreement is
--------------------------------------
hereby  amended  by (a) deleting the parenthetical in sub-clause (iii) of clause
(f) thereof and replacing it with "(with a reduction in the Aggregate Revolving Loan Commitment as set forth in clause (l) below)" and (b) adding to the end thereof the following new clause (l):
(l) If the ratio of Consolidated Total Debt to Consolidated EBITDA is 3.50 to 1.00 or greater at the time of an Asset Disposition, the aggregate Revolving Loan Commitments shall be automatically and permanently reduced on the date, and in an aggregate amount equal to 50%, of the prepayment of Loans required to be made (whether or not such prepayment is not made because all outstanding Loans have been repaid or prepaid) pursuant to Section 2.07(f), provided, however,
                                                              --------  -------
that if the ratio of Consolidated Total Debt to EBITDA is less than 3.50 to 1.00 at the time of an Asset Disposition, no reduction in the Revolving Loan Commitments shall occur.
1.5     Section 7.01.  Section 7.01 of the Credit Agreement is hereby amended by
        ------------
adding  to  the  end  thereof  the  following  new  clause  (l):
(l) simultaneously with the delivery of each set of financial statements referred to in Sections 7.01(a) and 7.01(b), a supplement to Schedule IV to the
                ----------------     -------
Security Agreement setting forth the After-Acquired Intellectual Property (as defined in the Security Agreement) referred to in Section 9(b)(iii) of the Security Agreement.
1.6     Section  8.01(h).  Section  8.01(h)  of  the  Credit Agreement is hereby
        ----------------
deleted  in  its  entirety.
1.7     Section  8.03(i).  Section  8.03(i)  of  the  Credit Agreement is hereby
        ----------------
amended by deleting the text thereof in its entirety and replacing it with the words "Intentionally omitted".
1.8     Section  8.04  Negative Pledge.  Section 8.04 of the Credit Agreement is
        ------------------------------
hereby amended by (i) deleting clause (c) thereof and replacing such clause with the following new clause (c):
(c) Liens not in excess of 15% of Tangible Assets securing (i) factoring programs of Foreign Subsidiaries in an aggregate amount up to $20 million at any time outstanding and (ii) Debt permitted by Section 8.01(c) provided that no
                                                                --------
such  Lien  shall  extend to or cover any Collateral and provided, further, that
                                                         --------  -------
Liens permitted under this clause (c) shall at all times be limited such that, after giving effect to such Liens, the credit lines set forth on Schedule I to the Sixth Amendment are or could be secured by Liens permitted under this clause
(c) (or any replacement, extension or renewal of such credit lines without increase in the amount or change in any direct or contingent obligor); and and (ii) adding to the end thereof the following new clause (f):
(f)     Liens  existing  or  created  pursuant  to  the  Collateral  Documents.
1.9     Section  8.05(b)(ii).  Section  8.05(b)(ii)  of  the Credit Agreement is
        --------------------
hereby  amended  in  full  to  read  as  follows:
     (ii) the Company or any Subsidiary may make Asset Dispositions the aggregate net proceeds of which received by the Company after the Announcement Date shall not exceed (x) $17,500,000 (other than an Asset Disposition subject to the following clause (y)) (and, subject to compliance with Section 2.07(f),
                                                                ---------------
the Lenders hereby agree not to unreasonably withhold their consent for Asset Dispositions in excess of such aggregate amount) and (y) 15% of Tangible Assets with respect to Asset Dispositions consisting of equipment in connection with a sale-leaseback transaction pursuant to which the Company or a Subsidiary of the Company will be the lessee.
1.10     Section  9.01 Consolidated EBIT to Consolidated Interest Expense Ratio.
         ----------------------------------------------------------------------
Section 9.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 9.01:
9.01     Consolidated  EBIT  to  Consolidated  Interest  Expense  Ratio.
         --------------------------------------------------------------
The ratio of Consolidated EBIT to Consolidated Interest Expense tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not during the periods set forth below be less than the following:




Period                                      Ratio
------------------------------------------  ------------
October 1, 2001 through December 31, 2001   1.50 to 1.00
January 1, 2002 through September 30, 2002  1.25 to 1.00
October 1, 2002 through December 31, 2002   1.50 to 1.00
January 1, 2003 and thereafter              1.75 to 1.00


1.11     Section  9.03  Maximum Total Debt to Consolidated EBITDA.  Section 9.03
         --------------------------------------------------------
of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 9.03:
9.03     Maximum  Total  Debt  to  Consolidated  EBITDA.
         ----------------------------------------------
The ratio of Consolidated Total Debt to Consolidated EBITDA tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not during the periods set forth below exceed the following:




Period                                Ratio
------------------------------------  ------------
October 1, 2001 to June 30, 2002      4.75 to 1.00
July 1, 2002 to September 30, 2002    4.50 to 1.00
October 1, 2002 to December 31, 2002  4.25 to 1.00
January 1, 2003 and thereafter        4.00 to 1.00


provided  that  on  and  after  the  date  the Administrative Agent releases any
--------
Collateral from the assignment and security interest granted under the Security Agreement and the Mortgages in accordance with Section 12.20(b), the ratio of Adjusted Consolidated Total Debt to Consolidated EBITDA tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not exceed 4.00 to 1.00.
1.12     Addition of Affirmative Covenants.  Article VII of the Credit Agreement
         ---------------------------------
is  amended  by  adding  to  the  end  thereof  the  following  new  covenants:
7.15     Covenant  to  Guarantee  Obligations  and  Give Security.  Upon (x) the
         --------------------------------------------------------
request of the Administrative Agent following the occurrence and during the continuance of a Default or an Event of Default, (y) the formation or acquisition of any new direct Subsidiaries organized under the laws of the United States by the Company or any Subsidiary Guarantor or (z) the acquisition of any property located in the United States having an aggregate value in any one or series of related transactions in excess of $500,000 by the Company or any Subsidiary Guarantor, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, in each case at the Company's expense:
     (a) in connection with the formation or acquisition of a direct Subsidiary organized under the laws of the United States, within 20 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary that is organized under the laws of the United States (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the obligations of the Company, the other Borrowers and the other Subsidiary Guarantors, under the Loan Documents,
(b) within 10 days after such request, formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties located in the United States of the Company and its Subsidiaries in detail satisfactory to the Administrative Agent,
(c) within 20 days after such request, formation or acquisition, duly execute and deliver, and cause each such direct Subsidiary organized under the laws of the United States and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the Company, each other Borrower, each other Subsidiary Guarantor, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,
(d) within 30 days after such request, formation or acquisition, take, and cause such direct Subsidiary organized under the laws of the United States or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or reasonably advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it), for the benefit of the Secured Parties, valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 7.15, enforceable against all third parties in accordance with their terms,
(e) within 60 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Company acceptable to the Administrative Agent as to the matters contained in clauses
(a), (c) and (d) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of the Company and each Subsidiary Guarantor party thereto enforceable in accordance with their terms, as to the matters contained in clause (d) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agent may reasonably request, and
(f) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.
7.16     Further  Assurances.  (a)  Promptly  upon request by the Administrative
         -------------------
Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and
(b) Promptly upon request by the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject the Company's and each of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured
Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Company or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
7.17     Preparation  of  Environmental Reports.  Upon the occurrence and during
         --------------------------------------
continuation of a Default or an Event of Default and at the request of the Administrative Agent from time to time, provide to the Lenders within 60 days after such request, at the expense of the Company, an environmental site assessment report for any of its or its Subsidiaries' properties described in the Mortgages, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time (upon the occurrence and continuance of a Default or an Event of Default) that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in the Mortgages to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.
7.18     Perfection  of  Security  Interest under Security Agreement.  Within 30
         -----------------------------------------------------------
days after the Sixth Amendment Effective Date (or within such other longer period as the Administrative Agent may deem advisable), the Company shall furnish to the Administrative Agent and in sufficient copies for each Lender:
(a) acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or reasonably desirable in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,
(b) completed requests for information, listing the financing statements referred to in clause (a) above and all other effective financing statements filed in the jurisdictions referred to in clause (a) above that name the Guarantor or any Subsidiary Guarantor as debtor, together with copies of such other financing statements, and
(c) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby.
7.19     Perfection  of the Mortgages.  Within 60 days after the Sixth Amendment
         ----------------------------
Effective Date (or within such other longer period as the Administrative Agent may deem advisable), the Company shall furnish to the Administrative Agent and in sufficient copies for each Lender:
(a) evidence that counterparts of the Mortgages have been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or reasonably desirable in order to create a valid and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,
(b) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with
                                 -----------------
endorsements and in amount reasonably acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only encumbrances of record which do not materially affect the property and Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) as the Administrative Agent may deem necessary or desirable,
(c) acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or reasonably desirable in order to perfect and protect the liens and security interests in all fixtures attached to all real property described in the Mortgages,
(d) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or reasonably desirable,
(e)     evidence  of  the  insurance  required  by  the  terms of the Mortgages,
(f) evidence that all other action that the Administrative Agent may deem necessary or reasonably desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken, and
(g) favorable opinions of local counsels with respect to each of the Mortgages, in form and substance satisfactory to the Administrative Agent.
1.13     Addition  to  Representations and Warranties.  Article VI of the Credit
         --------------------------------------------
Agreement  is  hereby  amended  by  adding  the  following  new  Sections:
6.28     Representations  and  Warranties Incorporated From the Sixth Amendment.
         ----------------------------------------------------------------------
Each of the representations and warranties given by Company to the Administrative Agent and the Lenders in the Sixth Amendment are true and correct in all material respects as of the date of the Sixth Amendment, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and all representations and warranties in the Collateral Documents are true and correct in all material respects, and such representations and warranties are incorporated herein by this reference with the same effect as though set forth in their entirety herein.
6.29     Perfection  of  Security  Interests.  All  filings  and  other  actions
         -----------------------------------
necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents will be duly made or taken as provided for herein and will be in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected priority security interest in the Collateral, securing the payment of the Secured Obligations (in each case, as defined in each Collateral Document), and all filings and other actions necessary or desirable to perfect and protect such security interest will be duly taken as provided herein. The Company and its Subsidiaries are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted  under  the  Loan  Documents.
1.14     Section  11.09.  Section  11.09  of  the Credit Agreement is amended by
         --------------
adding  to  the  end  thereof  the  following:
Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.
1.15     Additional  Provision.  Article  XII  of the Credit Agreement is hereby
         ---------------------
amended  by  adding  the  following  new  Section:
12.20     Release  of  Collateral.  (a)  Upon the sale, lease, transfer or other
          -----------------------
disposition of any item of Collateral of the Company or any Subsidiary (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of any Subsidiary that owns such Collateral) in accordance with, and to the extent permitted by, the terms of the Loan Documents, the Administrative Agent will, at the Company's expense, execute and deliver to the Company or such Subsidiary such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.
(b) If the ratio of Adjusted Consolidated Total Debt to Consolidated EBITDA tested at the end of each fiscal quarter for the preceding four fiscal quarters does not exceed 3.50 to 1.00 at the end of two consecutive fiscal quarters ending at any time after the Sixth Amendment Effective Date, the Administrative Agent will, upon the Company's request and at the Company's expense, execute and deliver to the Company or such Subsidiary Guarantor such documents as such Person may reasonably request to evidence the permanent release of the Collateral from the assignment and security interest granted under the Security Agreement and the Mortgages (excluding the Pledge Agreements) in accordance with the terms of the Loan Documents.
     SECTION  2.     Conditions  of  Effectiveness
                     -----------------------------
This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent, in sufficient copies for each Lender and in form and substance satisfactory to the Administrative Agent:
(a)     Certified  copies  of  the resolutions of the Board of Directors of the Company and each Subsidiary Guarantor approving this Amendment and the Collateral Agreements (as hereinafter defined) to which it is or is to be a party, and the matters contemplated hereby and thereby.
(b) A certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary Guarantor certifying the names and true signatures of the officers of the Company and such Subsidiary Guarantor authorized to sign this Amendment and the Collateral Agreements to which they are or are to be a party and the other documents to be delivered hereunder and thereunder.
(c) A security agreement in substantially the form of Exhibit A hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 7.15 of the Credit Agreement, in each case as amended, the "Security Agreement"), duly executed by the Company and each
                -------------------
Subsidiary Guarantor, together with evidence of the insurance required by the terms of the Security Agreement.
(d) Deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in substantially the form of Exhibit B hereto and covering the properties listed on Schedule II hereto (together with each other mortgage delivered pursuant to Section 7.15 of the Credit Agreement, in each case as amended, the "Mortgages", and together with the Security Agreement, the
                       ---------
"Collateral  Agreements"),  duly  executed  by  the  Company  or the appropriate
 ----------------------
Subsidiary.
(e) Evidence of insurance naming the Administrative Agent as additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lenders.
(f) A favorable opinion of Carmody & Torrance LLP, counsel for the Company and each Subsidiary Guarantor, in substantially the form of Exhibit C hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.
(g)     A  certificate  signed  by a duly authorized officer of the Company stating  that:
(i) The representations and warranties contained in Section 3 and in each of the Collateral Agreements delivered pursuant to this Section 2 are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and
(ii)     No event has occurred and is continuing that constitutes a Default or an Event of Default.
This Amendment is subject to the provisions of Section 12.01 of the Credit Agreement.
     SECTION  3.     Representations  and  Warranties  of  the  Company
The Company represents and warrants to Administrative Agent and the Lenders as follows:
3.1     Incorporation  of  Representation  and  Warranties  from Agreement.  The
        ------------------------------------------------------------------
representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects at and as of the Sixth Amendment Effective Date (except to the extent specifically made with regard to a particular date in which case such representations  and  warranties  shall  be  true  and correct as of such date).
3.2     Absence  of Default or Event of Default.  Before and after giving effect
        ---------------------------------------
to this Amendment, no Default or Event of Default exists, will exist or will be continuing.
3.3     Corporate  Power and Authority.  The Company has the corporate power and
        ------------------------------
authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.
3.4     No  Additional Consents Required.  No authorization or approval or other
        --------------------------------
action by, and no notice to or filing or registration with, any Person is required in connection with, the execution, delivery and performance hereof other than those obtained and in full force and effect.
3.5     Binding Obligation.  This Amendment has been duly executed and delivered
        ------------------
by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).
3.6     No  Violation  or  Conflict.  Neither  the  execution,  delivery  and
        ---------------------------
performance of this Amendment by the Company nor the consummation of the transactions contemplated hereby will (i) contravene any provision of any Requirement of Law applicable to the Company or (ii) conflict with or result in a breach by the Company of any Organizational Document.
3.7     Good  Standing.  On the Sixth Amendment Effective Date, the Company is a
        --------------
duly organized and validity existing corporation in good standing in its state of incorporation.
3.8     No  Amendments to Bylaws.  A true and complete copy of the bylaws of the
        ------------------------
Company has been delivered to Administrative Agent prior to or on the date of this Amendment.
     SECTION  4.     Reference  to  and  Effect  on  the  Credit  Agreement
                     ------------------------------------------------------
On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement,
       --------------------
shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or the other Loan Documents.
SECTION  5.  Fees,  Costs  and Expenses.  On the Sixth Amendment Effective Date,
             --------------------------
(a) the Company agrees to pay a fee to the Administrative Agent on behalf of each Lender (other than any Lender who has waived such fee) which has executed and delivered this Amendment on or prior to 12:00 noon, E.S.T. on November 9, 2001 (or at any other time otherwise agreed by the Borrower) equal to 10 bps times the Commitment of such Lender as in effect under the Credit Agreement on the Sixth Amendment Effective Date; (b) the Company agrees to pay to the Administrative Agent for the Administrative Agent's own account those fees specified in that certain Fee Letter dated as of November 9, 2001 among the Company and the Administrative Agent; and (c) the Company also agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Shearman & Sterling, special counsel to Administrative Agent, or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.
SECTION  6.  Reaffirmation  of  Guaranties.  Each  Subsidiary  Guarantor  as  a
             -----------------------------
guarantor of the Obligations under the Subsidiary Guaranty and the other Loan Documents, hereby reaffirms its continuing obligations and liabilities thereunder, and agrees that such Subsidiary Guaranty and the other Loan
Documents shall remain in full force and effect and cover and extend to all Obligations under the Credit Agreement (as amended hereby).
SECTION  7.  Execution  in  Counterparts.  This  Amendment  may  be  executed in
             ---------------------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
            -------------
ACCORDANCE  WITH  THE  INTERNAL  LAWS  OF  THE  STATE  OF  NEW  YORK.
                            [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
MacDERMID,  INCORPORATED

By:     John  Cordani
        -------------
Title:  Secretary

MacDERMID  TOWER,  INC.
MacDERMID  TARTAN,  INC.
MacDERMID  ACUMEN,  INC.
MacDERMID  EQUIPMENT,  INC.
MacDERMID  SOUTH  ATLANTIC,  INC.
MacDERMID  OVERSEAS  ASIA,
  LIMITED
MacDERMID  EUROPE,  INC.
MacDERMID  DELAWARE,  INC.
MacDERMID  INVESTMENTS
  CORPORATION
MacDERMID  SOUTH  AMERICA,  INC.
SPECIALTY  POLYMERS,  INC.
ECHO  INTERNATIONAL,  INC.
MCD  ACQUISITION  CORP.
W.  CANNING,  INC.
W.  CANNING  USA,  LLC
DYNACIRCUITS,  LLC
CANNING  GUM,  LLC
MacDERMID  GRAPHIC  ARTS,  INC.
MacDERMID-PTI,  INC.
SUPRATECH  SYSTEMS  INC.
NAPP  SYSTEMS  INC.

By:     John  Cordani
        -------------
Title:  Secretary

BANK  OF  AMERICA,  N.A.,
as Administrative Agent and Individually as a Lender, the Swing Line Lender and as the Issuing Bank

By:     Wendy  J.  Gorman
        -----------------
Title:  Principal

MacDERMID  COLORSPAN  INCORPORATED
AXCYL  INCORPORATED

By:     John  Cordani
        -------------
Title:  Secretary

FLEET  NATIONAL  BANK,  as  Syndication  Agent  and  as  a  Lender

By:     Janet  G.  O'Donnell
        --------------------
Title:  Managing  Director

THE  BANK  OF  NEW  YORK,  as  Co-Agent  and  as  a  Lender

By:     Melinda  White
        --------------
Title:  VP

FIRST  UNION  NATIONAL  BANK,  as  Co-Agent  and  as  a  Lender

By:     Robert  Brown
        -------------
Title:  Vice  President

LLOYDS  TSB  BANK  PLC  as  Co-Agent  and  as  a  Lender

By:     Ian  Dimmock
        ------------
Title:  Vice  President  Acquisition  Finance

By:
Title:

THE  CHASE  MANHATTAN  BANK

By:     Stacey  Haimes
        --------------
Title:  VP

COMERICA  BANK

By:     John  M.  Costa
        ---------------
Title:  First  Vice  President

BANK  ONE,  N.A.  (f/k/a/  THE  FIRST  NATIONAL  BANK  OF  CHICAGO)

By:
Title:

ABN  AMRO  BANK  N.V.

Title:

By:     George  Dugan
        -------------
Title:  Vice  President

BANK  OF  MONTREAL

By:     Brian  Hunter
        -------------
Title:  Director

BANK     OF  TOYKO-MITSUBISHI  TRUST
COMPANY

By:     Pamela  Donnelly
        ----------------
Title:  Vice  President

DG  BANK  DEUTSCHE
GENOSSENSCHAFTSBANK  AG,  CAYMAN
ISLAND  BRANCH

By:     Ya-Roo  Yang
        ------------
Title:  Assistant  Vice  President

By:     Bernd  Henrik  Franke
        ---------------------
Title:  Vice  President

THE  ROYAL  BANK  OF  SCOTLAND  plc

By:
Title:

UNICREDITO  ITALIANO  S.p.A.,  New  York  Branch

By:
Title:

By:
Title:

HSBC  BANK  USA

By:     Alan  Vitulich
        --------------
Title:  Vice  President

FORTIS  (USA)  FINANCE  LLC

By:     E.  Matthews
        ------------
Title:

WACHOVIA  BANK,  N.A.

By:     Robert  Wilson
        --------------
Title:  Vice  President

CREDIT  SUISSE  FIRST  BOSTON

By:     James  P.  Moran
        ----------------
Title:  Director

                                                                   SCHEDULE I TO
                                             SIXTH AMENDMENT TO CREDIT AGREEMENT



MACDERMID INCORPORATED
WORLDWIDE LINES OF CREDIT
USD CONVERSIONS
FACILITY/OPERATION         BANK                AMOUNT- USD
-------------------------  ------------------  -----------
MacDermid Inc              Bank of America     215,000,000
Eurocir Group              Various              30,000,000
MacDermid Canning UK       Barclays             15,000,000
MacDermid US Operations    Fleet                 7,000,000
MacDermid Benelux          Fortis                5,000,000
MacDermid Taiwan           HSBC                  2,500,000
MacDermid Asia             Chase                 2,100,000
MacDermid Hong Kong        Chase                 2,100,000
MacDermid Hong Kong        HSBC                  2,000,000
MacDermid Singapore        HSBC                  1,800,000
MacDermid Japan            BTM                   2,000,000
MacDermid Japan            Dai-Ichi Kangyo         900,000
MacDermid Italiana         Banco San Paolo         850,000
MacDermid Sweden           Handelsbanken           625,000
MacDermid France           Banque Populaire        600,000
MacDermid Italiana         Banco Pop Dimilano      450,000
MacDermid Italiana         Banco Ambrovenelo       375,000
MacDermid Italiana         Banco Cariplo           328,000
MacDermid Canada           Commerce Bank           325,000
MacDermid Italiana         Banco Pop Veneta        280,000
MacDermid Italiana         Banc Sella Spa          250,000
MacDermid France           Soc Lyonnaise           200,000
MacDermid Australia        Chase                   200,000
MacDermid France           Banque Worms            200,000
MacDermid Germany          Spar Kasse               50,000

                                               -----------
                                               290,133,000